Exhibit 10.9

LOAN AGREEMENT

Between

BROTMAN MEDICAL CENTER INC.,

a California corporation, debtor-in-possession

as

“Borrower”

and

JHA EAST 7 LLC,

a Delaware limited liability company

as

“Lender”

i

ii

LIST OF EXHIBITS AND EXHIBITS

EXHIBIT A	—	Legal Description of Land
EXHIBIT B	—	Additional Required Items Prior to Funding
SCHEDULE 2.1(h)	—	Liabilities/Litigation

iii

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into as of July 9, 2008, by and between BROTMAN MEDICAL CENTER INC., a California corporation, debtor-in-possession (“Borrower”) and JHA EAST 7 LLC, a Delaware limited liability company (“Lender”).

WITNESSETH THAT, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

DEFINITIONS

For the purposes of this Agreement, the following terms shall have the following respective meanings, unless the context hereof clearly requires otherwise:

Accounts:  Means collectively the Reserve Account and the Tax and Insurance Deposit Account.

Affiliate:  Means (x) with respect to a corporation, (i) any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner of more than 10% of any class of shares or other equity security or (ii) any Person which, directly or indirectly, controls or is controlled by or is under common control with such corporation and (y) with respect to a partnership, venture or limited liability company, any (i) general partner or member, (ii) general partner of a general partner or member, (iii) partnership with a common general partner or member, or (iv) co-venturer thereof, and if any general partner, member or co-venturer is a corporation, any Person which is an Affiliate of such corporation.  Controls (which includes the correlative meanings of “controlled by” and “under common control with”) means effective power, directly or indirectly, to direct or cause the direction of the management and policies of such Person.

Agreement:  This Loan Agreement, including any amendments hereof and supplements hereto executed by Borrower and Lender.

Anti-Terrorism Laws:  Shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107 56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. §1701 et seq. and (d) all other Legal Requirements relating to money laundering or terrorism.

Bankruptcy Code:  Means the United States Bankruptcy Code.

Bankruptcy Court Order:  Means the findings and order described in Section 2.1(m).

Borrower:  BROTMAN MEDICAL CENTER INC., a California corporation, debtor-in-possession, and its permitted successors and assigns.

Brokers:  Shall have the meaning given such term in Section 4.1(m).

Business Day:  Any day other than a Saturday, a Sunday, or a legal holiday on which Lender is not open for business.

Closing Date:  The date upon which the Loan Amount is funded by Lender into the Escrow Account.

Collateral:  All Equipment, furniture, furnishings, machinery, inventory, construction materials (if any), and any other item of personal property in which Borrower now or hereafter owns or acquires any interest or right, including any of the foregoing that are leased, which are used or useful in the construction, operation, use or occupancy of the Property (or any portion thereof); all of Borrower’s documents, instruments, contract rights (including any rights under any development agreement) and general intangibles relating to any future construction, use, operation or occupancy of the Property (or any portion thereof); all insurance proceeds from any policies of insurance covering any of the aforesaid; and such other collateral as may be described in the Deed of Trust.  Notwithstanding anything to the contrary contained in any Loan Document, Collateral shall not include, without limitation, any accounts receivable.

Consultants:  Third party experts retained by Lender to assist it in connection with closing, disbursing or administering the Loan.

Control:  Means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, beneficial interests, by contract or otherwise.  The definition is to be construed to apply equally to variations of the word “Control” including “Controlled,” “Controlling” or “Controlled by.”

Current Bankruptcy:  Means the filing by Borrower on October 25, 2007 of a Chapter 11 petition for bankruptcy under the Bankruptcy Code.

Deed of Trust:  That certain Deed of Trust With Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by Borrower as trustor in favor of Lender as beneficiary to be recorded in the Official Records, creating a first lien on the Property, and all buildings, fixtures and improvements now or hereafter owned or acquired by Borrower and situated on the Land, and all rights and easements appurtenant thereto, and a first lien on and a security interest in the Collateral associated with and appurtenant to the Land, which Deed of Trust shall secure the Note and the other obligations specified therein, including any amendments to such Deed of Trust and supplements thereto executed by Borrower and Lender.

Default Rate:  The Default Rate of interest payable under the Note, as that term is defined in the Note.

Environmental Indemnity:  That certain Unsecured Environmental Indemnity of even date herewith, executed by Borrower, in favor of Lender, setting forth certain indemnification obligations relating to “Hazardous Substances” (as defined therein).

Equipment: All fixtures and equipment, if any, owned by Borrower and located or to be located in or on, and used in connection with the management, maintenance or operation of, the Land and the Improvements, and the business conducted at the Land and the Improvements.

Equity Interests:  Means (a) partnership interests (whether general or limited) in an entity which is a partnership; (b) membership interests in an entity which is a limited liability company; or (c) the shares or stock interests in an entity which is a corporation.

Escrow Account:  The interest-bearing escrow account opened by Borrower with Escrow Holder.

Escrow Holder:  Fidelity National Title Company, Newport Beach, California.

Financing Statement:  A UCC-1 financing statement naming Borrower as debtor and Lender as secured party, perfecting Lender’s security interest in the Collateral, in form and substance satisfactory to Lender, in Lender’s sole discretion, to be filed in the Office of the Secretary of State of the State of the Borrower’s formation.

Governmental Requirements:  All laws, statutes, codes, ordinances, and governmental rules, regulations and requirements applicable to Borrower, Lender and the Property.

Improvements:  The improvements which currently exist or which may in the future be placed or constructed upon the Land.

Initial Deposit:  The initial deposit in the amount determined pursuant to Section 5.17(a), to be deposited by Borrower into the Taxes and Insurance Deposit Account prior to the Closing Date.

Land:  The land consisting of approximately 1.1 acres, legally described on Exhibit A attached hereto and incorporated herein by this reference, together with all additions thereto and substitutions therefor agreed to by Borrower and Lender.

Lender:  JHA EAST 7, LLC, a Delaware limited liability company, and its successors and assigns.

Loan:  The loan of the Loan Amount evidenced by the Note and to be made as a single lump sum pursuant to the terms of this Agreement and to be secured by the Deed of Trust and other Loan Documents, as applicable.

Loan Amount:  Seven Million and No/100 Dollars ($7,000,000.00), provided that if the Bankruptcy Court determines that the aggregate payoff amounts of Borrower’s current debtor-in-possession financing and pre-petition financing (collectively, the “Total BK Payoff Amount”) do not exceed Twenty Two Million and 00/100ths Dollars ($22,000,000.00), in the aggregate, the Loan Amount shall be reduced by the amount by which Twenty Two Million and 00/100ths Dollars ($22,000,000.00) exceeds the Total BK Payoff Amount.

Loan Documents:  The documents described in this Agreement, which evidence and secure the Loan, including but not limited to the Note, the Deed of Trust, this Agreement, the Environmental Indemnity,  and the Financing Statement and including any amendments thereof and supplements thereto executed by Borrower and Lender.

Material Adverse Effect:  Means, other than as a result of the Current Bankruptcy, with respect to any circumstance, act, condition or event of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event, act, condition, circumstances, whether or not related, in Lender’s reasonable judgment, a material adverse change in, or a materially adverse effect upon (a) the business, operations, or financial condition of Borrower; (b) the ability of Borrower to perform its obligations under any Loan Document to which it is a party; (c) the use, value or condition of the Property; (d) compliance of the Property with any Requirements of Law; or (e) the validity, priority or enforceability of any Loan Document or the liens, rights (including, without limitation, recourse against the Property) or remedies of Lender hereunder or thereunder.

Maturity Date:  Thirty-six (36) months from the Closing Date.

Note:  The Promissory Note, of even date herewith, executed and delivered by Borrower to Lender in the Loan Amount, as the same may be amended, modified or replaced from time to time.

OFAC List:  Means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Requirements of Law, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States.  The OFAC List is accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

Official Records:  The Official Records of Los Angeles County, California.

Operating Statement:  A current, detailed statement of income and expenses from and for managing, maintaining and operating the Property, in form and substance acceptable to Lender, certified as true, correct and complete by Borrower.

Permits:  All governmental approvals, authorizations, permits and entitlements which have been or will be issued with respect to the Property, including building permits, annexation agreements, plot plan approvals, subdivision approvals, environmental approvals (including an environmental impact report if required under applicable law), sewer and water permits, and zoning and land use entitlements.

Permitted Encumbrances:  The liens, charges and encumbrances on title to the Land as shown on the Title Policy and as approved by Lender, or as otherwise approved in writing by Lender, both in Lender’s sole discretion.

Permitted Transfer:  Means each of the following:

a.             Transfers of Equity Interests which, in the aggregate over the term of the Loan (i) do not exceed forty-nine percent (49%) of the total interests in Borrower; (ii) do not result in any Person holding an Equity Interest in Borrower which exceeds forty-nine percent (49%) of the total Equity Interests in Borrower; and (iii) do not result in a change of Control.

b.             Transfers with respect to any Person whose stocks or certificates are traded on a nationally recognized stock exchange.

c.             Transfers which have been approved by Lender in accordance with Section 8.20 hereof.

d.             Permitted Encumbrances.

e.             All Transfers of worn out or obsolete Equipment that are promptly replaced with property of equivalent value and functionality.

f.              All leases which have been approved by Lender in accordance with this Agreement.

Person:  Means and includes an individual, a partnership, a corporation, a limited liability company, a trust, an unincorporated association, a joint venture or any other entity or a government or any agency or political subdivision thereof.

Property:  The Land, the Improvements and the Collateral.

Requirements of Law:  Means (a) the organizational documents of an entity, and (b) any law, regulation, ordinance, code, decree, treaty, ruling or determination of an arbitrator, court or other Governmental Authority, or any Executive Order issued by the President of the United States, in each case applicable to or binding upon such Person or to which such Person, any of its property or the conduct of its business is subject including, without limitation, laws, ordinances and regulations pertaining to the zoning, occupancy and subdivision of real property.

Reserve Account:  Means the interest-bearing account to be established by Borrower at a financial institution approved by Lender to pay for capital improvements, repairs and replacements to the Property.

Reserve Contribution:  Means the amount of Ten Thousand and 00/100ths Dollars ($10,000.00), to be deposited by Borrower into the Reserve Account each month in accordance with Section 5.18.

Reserve Deposit:  The initial deposit in the amount of Twenty-Five Thousand and 00/100ths Dollars ($25,000.00), to be deposited into the Reserve Account on or before the Closing Date.

Tax and Insurance Deposit Account:  Means an interest bearing demand deposit account to be opened by Borrower at a financial institution approved by Lender for the purpose of depositing payments of real estate taxes and assessments and insurance premiums for the Property, in the amounts and in the manner provided for in Section 5.17 hereof.

Title Company:  Fidelity National Title Company, Newport Beach, California.

Title Policy:  A title insurance policy in the form of an American Land Title Association Extended Coverage Loan Policy — 1970, amended 10-17-70 (without further modification, revision or amendment), insuring that on the Closing Date, Borrower owns fee simple title to the Land and that the Deed of Trust is a valid first lien on the Property in the amount of the Note.  The Title Insurance Policy must provide affirmative insurance against mechanics liens and contain endorsements as Lender requires, in Lender’s sole discretion.  Except as approved by Lender in writing prior to the Closing Date, the Title Insurance Policy must not contain any survey exceptions, exceptions for rights of parties in possession (other than pursuant to existing leases), easements not of record or unpaid installments of special assessments, or any other exceptions to coverage not approved by Lender.  The Title Insurance Policy must contain such reinsurance agreements and direct access agreements as Lender may require.

Transfer:  Means any action by which either (a) the legal or beneficial ownership of the Equity Interests in Borrower or (b) the legal or equitable title to the Property, or any part thereof, or (c) the Property or any portion thereof, is sold, assigned, transferred, hypothecated, pledged or otherwise encumbered or dispose of, in each case (a), (b) or (c) whether undertaken, directly or indirectly, or occurring by operation of law or otherwise, including, without limitation, each of the following actions:

a.                                       the sale, conveyance, assignment, grant of an option with respect to, mortgage, deed in trust, pledge, grant of a security interest in, or any other transfer, as security or otherwise, of the Property or with respect to leases or rents (or any thereof);

b.                                      the grant of an easement across the Property or any other agreement granting rights in or restricting the use or development of the Property (including, without limitation, air rights);

c.                                       an installment sale wherein Borrower agrees to sell the Property for a price to be paid in installments; or

d.                                      an agreement by Borrower entered into after the Closing Date leasing all or a part of the Property.

Transferees:  Shall have the meaning given such term in Section 8.8.

Transferred Interest:  Shall have the meaning given such term in Section 8.8.

UCC:  Means the Uniform Commercial Code as enacted and in effect in the state where the Property is located (and as it may from time to time be amended); provided that, to the extent that the UCC is used to define any term in this Agreement or in any other Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further, however, that if, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of , or remedies with respect to, Lender’s liens on any Collateral is governed by the Uniform Commercial Code as enacted an in effect in a jurisdiction other than the state where the Property is located, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for the purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

Capitalized terms used but not otherwise defined herein shall have the meanings used and defined in the Note.

I.

LOAN; OPTION TO PURCHASE

1.1          Principal.  Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, the Loan Amount, in accordance with the terms hereof until the Maturity Date, the disbursement of which is evidenced by the Note.

1.2          Interest.

(a)              Computation.  Borrower shall pay to Lender interest on the Loan at the Interest Rate and in the manner specified in the Note.

(b)              Usury.  In the event that the interest and/or charges in the nature of interest, if any, provided for by this Agreement or by any other Loan Document, shall contravene a legal or statutory limitation applicable to the Loan, if any, Borrower shall pay only such amounts as would legally be permitted; provided, however, that if the defense of usury and all similar defenses are unavailable to Borrower, Borrower shall pay all amounts provided for herein.  If, for any reason, amounts in excess of the amounts permitted in the foregoing sentence shall have been paid, received, collected or applied hereunder, whether by reason of acceleration or otherwise, then, and in that event, any such excess amounts shall be applied to principal, unless principal has been fully paid, in which event such excess amount shall be refunded to Borrower.

1.3          Maturity.  The principal balance owing on the Loan, and all accrued interest and other sums owing under the Loan Documents not otherwise paid when due, shall be due and payable in full on the Maturity Date.

1.4          Release of Deed of Trust.  Lender shall promptly release the Deed of Trust on the Property upon repayment in full of the Loan.

1.5          Current Bankruptcy.  Notwithstanding the provisions of Section 1129(a)(9)(A) or any other provision of the Bankruptcy Code, the Loan shall not be required to be repaid by Borrower upon confirmation of a plan of reorganization for the Borrower in the Current Bankruptcy.

II.

CLOSING CONDITIONS

2.1          Conditions of Lender’s Obligation to Close.  The Closing Date shall not occur, and Lender shall not be required to disburse the Loan Amount hereunder until the conditions and requirements set forth below have been completed and fulfilled to the reasonable satisfaction of Lender (or waived by Lender in writing).

(a)              Loan Documents.  Borrower shall execute and deliver (or cause to be executed and delivered) to Lender and Escrow Holder the Loan Documents and such other documents as Lender may require, in form and substance acceptable to Lender and to its counsel, in their sole discretion, to evidence and secure the Loan.  Lender may designate which of the Loan Documents are to be placed of record, the order of recording thereof, and the offices in which the same are to be recorded.  Borrower shall pay all documentary, intangible, recording and/or registration taxes and/or fees due upon the Note, the Deed of Trust, the Financing Statement and/or the other Loan Documents.

(b)              Title Insurance.  Lender shall have received an unconditional commitment from the Title Company to issue the Title Policy.

(c)              Brokers’ Affidavit.  Brokers shall have executed and delivered to Lender an affidavit to the effect that Brokers have arranged this transaction and been paid a fee in connection therewith and that Brokers are currently licensed real estate brokers under the laws of the State of California to which affidavit a copy of said brokers’ licenses shall be attached.

(d)              Conditions for Disbursement.  Borrower shall have satisfied all conditions for disbursement set forth in Article III.

(e)              Tax and Insurance Deposit Account.  Borrower shall have established in Borrower’s name, the Tax and Insurance Deposit Account with a financial institution reasonably approved by Lender, and shall have funded the Initial Deposit, and premiums for the 12-month period following the Closing Date shall have been paid for all insurance required to be maintained by Borrower.

(f)               Recordation of Deed of Trust.  The Deed of Trust shall have been recorded in the Official Records in full compliance with the letter of title and escrow instructions from the Lender to the Escrow Holder.

(g)              No Defaults.  As of the Closing Date, no default or event of default under this Agreement or under any of the other Loan Documents shall have occurred and be continuing, and no event shall have occurred which, upon the service of notice and/or the lapse of time, would constitute an event of default thereunder.

(h)              Liabilities.  Except for the Current Bankruptcy, and except as set forth on Schedule 2.1(h) attached hereto, there is no litigation, administrative proceeding,

investigation or other legal proceeding pending or, to Borrower’s knowledge, threatened, which would have a Material Adverse Effect.

(i)               Reserve Account.  Borrower shall have established in Borrower’s name, the Reserve Account with a financial institution approved by Lender, and shall have funded the Reserve Deposit.

(j)               Additional Conditions to Disbursement of Loan Amount.  In addition to the satisfaction of each of the conditions set forth above in this Article II, and the applicable conditions specified in Article III below, Lender may condition the disbursement of the Loan Amount upon Lender’s receipt and approval of each of the additional items set forth in Exhibit B hereto.

(k)             Representations and Warranties.  The representations and warranties of Borrower under Article IV shall be true and correct in all material respects through the Closing Date.

(l)               Bankruptcy Court Order.  The Bankruptcy Court shall have entered findings and an order in form and substance reasonably approved by Lender approving this Agreement and the other Loan Documents and providing that the Loan and the transaction contemplated hereby was extended by Lender in good faith, as provided in Section 364(e) of the Bankruptcy Code, and that Lender is entitled to all of the protections afforded to Lender provided in Section 364(e) of the Bankruptcy Code.  The order approving this Agreement and the other Loan Documents shall provide, among other things, that the Loan Documents shall not be altered, extended or otherwise modified in this, or any future, bankruptcy case of Borrower.

2.2          Conditions of Borrower’s Obligation to Close.  The Closing Date shall not occur, and Borrower shall not be required complete the transaction contemplated hereby until the conditions and requirements set forth below have been completed and fulfilled to the reasonable satisfaction of Borrower (or waived by Borrower in writing):

(a)              Loan Documents.  Lender shall execute and deliver (or cause to be executed and delivered) to Escrow Holder the Loan Documents and such other documents required to be delivered by Lender to Escrow Holder pursuant to the Loan Documents

(b)              Representations and Warranties.  The representations and warranties of Lender under Article IV shall be true and correct in all material respects through the Closing Date.

(c)              Bankruptcy Court Order.  The Bankruptcy Court shall have entered an order (i) determining that the payoff amounts of Borrower’s current debtor-in-possession financing and pre-petition financing do not exceed Twenty Two Million and 00/100ths Dollars ($22,000,00.00), in the aggregate, and (ii) expressly disallowing any claim for non-compliance fees in connection therewith.

III.

DISBURSEMENT OF LOAN AMOUNT

3.1          General.

(a)              Reduction of Loan Amount.  The Loan Amount shall be disbursed by Lender for the benefit of Borrower on the Closing Date in accordance with the terms and conditions set forth in this Article III.  Borrower acknowledges that the Loan Amount shall be disbursed minus any (i) delinquent taxes and assessments on the Property not satisfied and removed prior to the Closing Date, and (ii) any mechanic’s liens encumbering the Property.  Any amounts withheld by Lender pursuant to clause (i) of the preceding sentence shall promptly be applied by Lender to pay and delinquent taxes and assessments on the Property and any amounts withheld by Lender pursuant to clause (ii) of the preceding sentence shall be held in an interest bearing account with Escrow Holder pending Borrower’s direction as to the application of such proceeds.

(b)              Advances to Lender.  Lender may, at Lender’s option, without any obligation to do so, advance to itself all sums due to Lender under this Agreement or under any of the other Loan Documents.  Lender shall also have the right, but not the obligation, to advance and directly apply the proceeds of the Loan to the satisfaction of any of Borrower’s other obligations hereunder or under any of the other Loan Documents.

3.2          Inspections.

(a)              Access to the Property.  Upon reasonable advance notice, Lender, the Title Company, Consultants and their representatives shall have access to the Property at all reasonable times and shall have the right to enter the Property and to conduct such inspections thereof as they shall deem necessary or desirable for the protection of Lender’s interests.

(b)              Consultants.  Lender may retain any Consultants deemed necessary or desirable by Lender, at Borrower’s expense, to make periodic inspections of the Property.  Lender may also retain such other Consultants as Lender deems necessary or convenient to perform such services as may, from time to time, be required by Lender in connection with the Loan, this Agreement, the other Loan Documents or the Property.

(c)              No Reliance by Borrower or Third Party.  Neither Borrower nor any third party shall have the right to use or rely upon any reports generated by Lender or its Consultants for any purpose whatsoever.

3.3          Lender Responsibility.  It is expressly understood and agreed that Lender assumes no liability or responsibility for protection of the Property, or for any representations made by Borrower.

3.4          Direct Application of Proceeds.  Lender shall have the right, but not the obligation, to disburse and directly apply the proceeds of any portion of the Loan Amount to the satisfaction of any of Borrower’s obligations hereunder or under the other Loan Documents.

Any advance by Lender for such purpose shall be part of the Loan and shall be evidenced and secured by the Loan Documents.  Lender may advance such funds and incur such expenses as Lender deems necessary to preserve the Property and any security for the Loan, and such expenses, even though in excess of the amount of the Loan, shall be secured by any and all documents securing the Loan and the Note and shall be payable to Lender upon demand.

3.5          Insufficient Documentation.  In the event that Lender shall determine, in its reasonable judgment, that proper documentation to support disbursement of the Loan Amount, as required by this Agreement, has not been furnished, it may withhold payment of the Loan Amount as shall not be so supported by proper documentation, and shall promptly notify Borrower of the discrepancy in or omission of such documentation.  Until such time as such discrepancy or omission is corrected to the satisfaction of Lender, it may withhold disbursement of the Loan Amount.

IV.

REPRESENTATIONS AND WARRANTIES OF LENDER AND BORROWER

4.1          Representations and Warranties of Borrower.  As an inducement to Lender to execute this Agreement and to disburse the proceeds of the Loan, Borrower represents and warrants to Lender that:

(a)              Legal Status of Borrower.  Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

(b)              Title.  Borrower is the owner, in fee simple, of the Land and the Improvements, subject to no lien, charge, mortgage, deed of trust, restriction or encumbrance, except Permitted Encumbrances.

(c)              No Breach of Applicable Agreements or Laws.  Subject to obtaining the approval of the Bankruptcy Court, the consummation of the transactions contemplated hereby and the execution, delivery and/or performance of this Agreement and the other Loan Documents will not result in any breach of or constitute a default under any mortgage, deed of trust, lease, bank loan, credit agreement, or other instrument or violate any Governmental Requirements, to which Borrower is a party, or by which Borrower may be bound or affected.

(d)              No Litigation or Defaults.  Except for the Current Bankruptcy, and except as set forth on Schedule 2.1(h), there are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower or the Property which would have a Material Adverse Effect, or involving the validity or enforceability of the Loan Documents or the priority of the lien thereof, at law or in equity; and Borrower is not in default under any order, writ, injunction, decree or demand of any court or any administrative body having jurisdiction over Borrower.

(e)              Financial and Other Information.  The financial statements of Borrower previously or hereafter delivered to Lender fairly and accurately present, or will fairly and accurately present, the financial condition of Borrower, as of the dates of such statements, and neither this Agreement nor any document, financial statement, financial or credit information, certificate or statement referred to herein or furnished to Lender by Borrower contains, or will contain, any untrue statement of a material fact or omits, or will omit, a material fact, or is or will be misleading in any material respect.

(f)               ERISA.  (a) Borrower is not and will not be an “employee benefit plan,” as defined in §3(3) of ERISA, subject to Title I of ERISA, (b) none of the assets of Borrower constitute or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. §2510.3-101, (c) Borrower is not and will not be a “governmental plan” within the meaning of §3(3) of ERISA, and (d) transactions by or with Borrower are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

(g)              Boundary Lines; Conformance with Governmental Requirements and Restrictions.  Except as disclosed in the survey provided to Lender, the exterior lines of the Improvements are, and at all times will be, within the boundary lines of the Land, and Borrower has examined and is familiar with all applicable covenants, conditions, restrictions and reservations, and with all applicable Governmental Requirements, including but not limited to building codes and zoning, environmental, hazardous substance, energy and pollution control laws, ordinances and regulations affecting the Property, and the Property conforms to and complies with said covenants, conditions, restrictions, reservations and Governmental Requirements.

(h)              Utilities, Etc.  Telephone services, gas, electric power, storm sewers, sanitary sewer and water facilities are available to the boundaries of the Land, adequate to serve the Property and not subject to any conditions (other than normal charges to the utility supplier) which would limit the use of such utilities.  All streets and easements necessary for the operation of the Property are available to the boundaries of the Property.

(i)               Collateral.  Borrower is now and shall continue to be the sole owner of the Collateral free from any lien, security interest or adverse claim of any kind whatsoever, except for liens or security interests in favor of Lender, the interest of a lessor pursuant to a lease of personal property, any liens disclosed in the Title Policy, or liens or security interests otherwise approved by Lender in Lender’s sole discretion.

(j)               Condemnation.  No condemnation proceeding or moratorium is pending or, to the knowledge of Borrower, threatened against the Land or the Improvements which would impair any construction, use, sale or occupancy of the Property (or any portion thereof) in any manner whatsoever.

(k)             Governmental Regulations.  Except for the Current Bankruptcy, Borrower is not subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Public Utility Holding Company Act of 1935, the Interstate Commerce Act or any federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed.

(l)               Compliance with Anti-Terrorism, Embargo, Sanctions and Anti Money Laundering Laws.  Borrower and, to Borrower’s current knowledge, (a) each Person owning an interest in Borrower and (b) each tenant at the Property:  (i) is not currently identified on the OFAC List, and (ii) is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, including, without limitation, any Anti-Terrorism Laws.  Borrower agrees to confirm this representation and warranty in writing on an annual basis if requested by Lender to do so.

(m)             Brokers.  Borrower is represented by HealthWest Realty Advisors (“Broker”) in connection with the making and arrangement of the Loan and the transaction contemplated hereby.  Other than any brokerage commissions or fees which may be due by Borrower to the Broker for such services, there are no other brokerage commissions or finders’ fees due or claimed by any party to be due from Borrower in connection with or with respect to the transaction contemplated hereby.  Borrower shall be fully responsible for any commissions or fees due and owing, if any, to Broker.

(n)              Defects and Hazards.  Borrower does not know of any defects, facts or conditions affecting the Land that would make it unsuitable for the use contemplated hereunder or of any abnormal hazards (including earth movement or slippage) affecting the Land.

(o)              Permits.  Borrower has obtained all Permits which are necessary for the operation of the Property in accordance with all applicable building, environmental, subdivision, land use and zoning laws, including all permits for the Improvements, annexation agreements, plot plan approvals, subdivision approvals (including the approval and recordation of any required subdivision map), environmental approvals (including a negative declaration or an environmental impact report if required under applicable law), sewer and water permits and zoning and land use entitlements.

4.2          Representations and Warranties of Lender.  Lender represents and warrants to Borrower that:

(a)              Legal Status of Lender.  Lender is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.

(b)              No Breach of Applicable Agreements or Laws.  The consummation of the transactions contemplated hereby and the execution, delivery and/or performance of this Agreement and the other Loan Documents will not result in any breach of or constitute a default under any mortgage, deed of trust, lease, bank loan, credit agreement, or other instrument or violate any Governmental Requirements, to which Lender is a party, or by which Lender may be bound or affected.

V.

COVENANTS OF BORROWER

As an inducement to Lender to execute this Agreement and to make the Loan, and while this Agreement is in effect, and until Lender has been paid in full the principal of and interest on the Loan made by Lender hereunder and under the other Loan Documents, Borrower hereby covenants as set forth in this Article V:

5.1          Paying Costs of Loan.  Borrower shall pay all reasonable expenses incurred by Lender in connection with the Loan and its documentation, closing, administration and enforcement, including, without limitation, all recording costs, title insurance premiums, escrow charges, costs of surveys, appraisal fees, costs associated with updating existing environmental reports (and, if reasonably necessary, obtaining a Phase II report), and reasonable expenses and disbursements of Lender’s legal counsel.

5.2          Using Loan Proceeds.  Borrower shall use the Loan solely to pay off, or to reimburse Borrower for paying off, (a) Borrower’s current debtor-in-possession financing and pre-petition financing and (b) the costs and expenses incurred by Borrower in connection with obtaining the Loan.  Borrower shall not use the Loan proceeds, or any portion of them, to pay any fees or other payments to any Affiliate of Borrower without Lender’s prior written consent, in Lender’s sole discretion.

5.3          Keeping of Records.  Borrower shall set up and maintain accurate and complete books, accounts and records pertaining to the Property in a manner reasonably acceptable to Lender.  Borrower will permit representatives of Lender to have free access to and to inspect and copy all books, records and contracts of Borrower.  Any such inspection by Lender shall be for the sole benefit and protection of Lender, and Lender shall have no obligation to disclose the results thereof to Borrower or to any third party.

5.4          Providing Financial Information.  Borrower shall furnish such financial information concerning Borrower and the Property as Lender may reasonably request, and shall furnish to Lender (a) quarterly financial statements for Borrower within forty-five (45) days following the end of each fiscal quarter thereof, (b) quarterly written reports, within forty-five (45) days following the end of each fiscal quarter, setting forth any new direct indebtedness, obligations or liabilities incurred by Borrower (which shall include contingent liabilities and guaranties) since the date hereof (or the date of the last such written report after the first such written report is so provided), and (c) if required by Lender, copies of all federal income tax returns (with all supporting schedules) of Borrower due during the term of the Loan within fifteen (15) days after the deadline (as such deadline may be extended) for filing the same.  All such financial statements shall be in reasonable detail, shall be prepared for partnerships, corporations and limited liability companies in accordance with generally accepted accounting principles consistently applied and for individuals in accordance with accounting principles consistently applied, shall be certified by the party to which they apply as true, correct and complete.

5.5          Providing Operating Statements.  Borrower shall, within ten (10) days following the close of each fiscal quarter, deliver to Lender an Operating Statement and rent roll, in form and detail reasonably satisfactory to Lender, for the Property for the preceding fiscal quarter.  Borrower shall also deliver to Lender an annual Operating Statement for the Property within ninety (90) days following the end of each fiscal year thereof.  All such Operating Statements, rent rolls and leasing status reports shall be certified as true, correct and complete by Borrower.

5.6          Complying with the Loan Documents and Other Agreements.  Borrower shall comply with and perform all of its agreements and obligations under the Loan Documents and shall comply with all reasonable requests by Lender which are consistent with the terms thereof.  Borrower shall comply with and perform all of its agreements and obligations under any mortgage, deed of trust, lease, bank loan, credit agreement, and any other agreement and any Governmental Requirements to which Borrower is a party, or by which Borrower may be bound or affected.

5.7          Compliance with Laws.  Borrower will comply and, to the extent it is able, will cause others to comply with all laws and requirements of governmental authorities having jurisdiction over the processing, approving and recording of any subdivision map, and will furnish Lender with reports of any official searches for violation of any requirements established by such governmental authorities.  Borrower will comply and, to the extent it is able, will cause others to comply with all restrictive covenants and all obligations created by private contracts and leases which affect ownership, development, construction, equipping, fixturing, use, occupancy, sale or leasing of the Property (or any portion thereof).  The Property and the leasing thereof shall be in compliance with all permits and approvals issued by governmental agencies with respect to the Property, applicable building, zoning and use laws, requirements, regulations and ordinances, and any development will not violate any restrictions of record against the Property.  Borrower will deliver to Lender, promptly after receipt thereof, copies of all permits and approvals received from governmental authorities relating to the use, construction, development, or sale of the Property.

5.8          Ownership of Personal Property.  Borrower will be the sole owner of all Collateral acquired after the date hereof, free from any adverse lien, security interest or adverse claim of any kind whatsoever, except for security interests and liens in favor of Lender, Liens disclosed in the Title Policy, and other liens approved by Lender, in Lender’s sole discretion.  Borrower will not convey or transfer any portion of the Collateral without the prior written consent of Lender, other than in the ordinary course of business; provided, however, Borrower may convey or transfer some or all of the Collateral so long as Borrower obtains a replacement of comparable or greater utility and value.

5.9          Representations and Warranties.  Until repayment of the Note and all other obligations secured by the Deed of Trust, Borrower shall ensure that the representations and warranties of Article IV remain true and complete in all material respects.

5.10        Trade Names.  Borrower shall immediately notify Lender in writing of any change in the jurisdiction of organization or place of business of, or the change in the legal, trade or fictitious business names used by Borrower, and Lender is hereby authorized to file or record any additional financing statements, amendments and other certificates necessary to reflect any such changes.

5.11        No Distributions.  During the occurrence and continuation of any Event of Default, Borrower will not, without the prior written consent of Lender in its sole discretion, make any distribution of assets to any shareholder of Borrower, whether or not such a distribution is permitted under the terms of Borrower’s bylaws, including repayment of any loans made by a shareholder of Borrower to Borrower, return of capital contributions, distributions upon termination, liquidation or dissolution of Borrower or any development, property management, accounting or other fees payable to a shareholder of Borrower.

5.12        Future Development.  Borrower shall not undertake any on-site construction, demolition or rehabilitation work on the Land at a cost in excess of $500,000 without the prior written consent of Lender.  Borrower shall notify Lender of its intention to undertake any material on-site construction, demolition or rehabilitation work on the Land regardless of the cost thereof and shall demonstrate to Lender’s reasonable satisfaction that Borrower has the funds available to pay for such costs.  Upon request, Borrower shall deliver to Lender copies of any plans, specifications and contracts relating to such work as Lender shall reasonably request.

5.13        Further Assurances.  Borrower shall execute and deliver from time to time, promptly after any request therefor by Lender, any and all instruments, agreements and documents and shall take such other action as may be reasonably necessary or desirable in the opinion of Lender to maintain, perfect or insure Lender’s security provided for herein and in the other Loan Documents, including the filing or recording of UCC renewal statements or amendments, the execution of such amendments to the Deed of Trust and the other Loan Documents and the delivery of such endorsements to the Title Company, all as Lender reasonably requires, and shall pay all fees and expenses (including reasonable attorneys’ fees) related thereto or incurred by Lender in connection therewith.

5.14        Notice of Litigation, Etc.  Promptly upon receiving notice thereof, Borrower will give, or cause to be given, prompt written notice to Lender of (a) any action or proceeding instituted by or against it in any federal or state court or before any commission or other regulatory body, federal, state or local, foreign or domestic, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or which would constitute an event of default or a default under any other material contract, instrument or agreement to which it is a party or by or to which it or any of its properties or assets may be bound or subject; or (b) any such proceedings that are threatened against it, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; or (c) any actions, proceedings or notices adversely affecting the Property (or any portion thereof) or Lender’s interest therein or any zoning, building or other municipal officers, offices or departments having jurisdiction with respect to the Property or the leasing of it.

5.15        Signage.  Borrower shall not sell, lease or assign the right to any signage on or about the Property without the prior written consent of Lender, other than rights of tenants pursuant to existing leases.

5.16        Maintenance of Property.  Borrower shall maintain and preserve all rights and franchises material to its business at the Property.

5.17        Impound Account.

(a)              Borrower shall at all times maintain and make deposits into the Taxes and Insurance Deposit Account as follows: commencing on the first day of the month in which Borrower is required to make its first interest payment under the Note (the “First Payment Date”), (i) Borrower shall deposit into the Taxes and Insurance Deposit Account an amount equal to the product of one-twelfth (1/12th) of the yearly real estate taxes and assessments which may be levied on the Property multiplied by the number of months which have elapsed since the end of the prior fiscal tax year and the First Payment Date (Borrower shall receive a credit for the Initial Deposit), and (ii) thereafter, on the first day of the month thereafter until the Maturity Date, Borrower shall deposit or cause to be deposited into the Taxes and Insurance Deposit Account an amount equal to one-twelfth (1/12th) of the yearly real estate taxes and assessments which may be levied on the Property and the yearly premiums for all insurance required to be maintained by Borrower.  In connection with the foregoing, Borrower shall be responsible for ensuring Lender’s receipt, at least thirty (30) days prior to the respective due date for payment, of all bills, invoices and statements for all real estate taxes and assessments and insurance premiums to be paid.  In its sole discretion, Lender may retain a third party tax lien service to obtain tax certificates and other evidence or estimates of tax due or to become due and Borrower shall promptly reimburse Lender for the cost of such service.  Any unpaid reimbursements for any tax lien service will be added to the Note.

(b)              Lender shall withdraw, and Borrower hereby authorizes Lender to withdraw, funds from the Taxes and Insurance Deposit Account from time to time in order to cover the payments of real estate taxes and assessments and insurance premiums as the same become due and payable.

5.18        Reserve Account.  Commencing on the first day of the month in which Borrower is required to make its first interest payment under the Note, and continuing on the first day of each month thereafter  until the Maturity Date, Borrower shall deposit the Reserve Contribution into the Reserve Account.  Borrower may draw upon the Reserve Account for purposes of making capital improvements to the Property, up to four (4) times in any given year, provided Borrower gives Lender at least thirty (30) days prior written notice of such draw request, and further provided that Lender approves of the amount of the requested draw, the proposed cost, scope and need for the requested improvements, repairs and/or replacements, and the proposed manner in which the work is to be performed.

5.19        Existence; Change of Name; Location as a Registered Organization.  Borrower shall continuously maintain (a) its existence and shall not dissolve or permit its dissolution, and (b) its rights and franchises to do business in the state where the Property is located.  Borrower shall not change Borrower’s name, legal entity, or its location as a registered organization within the meaning of the UCC, without notifying Lender of such change in writing at least thirty (30) days prior to its effective date.  The notification requirements set forth in this Section are in addition to, and not in limitation of, the requirements of ARTICLE 7.  Borrower shall pay all costs and expenses incurred by Lender (including, without limitation, reasonable legal fees) in connection with any change described herein.

5.20        Reserved.

5.21        Prohibited Transactions.  Borrower shall not engage in any transaction which would cause any obligation or action taken or to be taken hereunder by Borrower (or the exercise by Lender of any of its rights under any of the Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.  Borrower agrees to deliver to Lender such certifications or other evidence throughout the term of the Loan as requested by Lender in its sole discretion to confirm compliance with Borrower’s obligations under this Section 5.20 or to confirm that Borrower’s representations and warranties regarding ERISA remain true.

5.22        Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws.  Borrower shall comply with all Requirements of Law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, including, without limitation, Anti-Terrorism Laws.  Without limiting the foregoing, Borrower shall not take any action, or permit any action to be taken, that would cause Borrower’s representations and warranties in Section 4.1(l) of this Loan Agreement to become untrue or inaccurate at any time during the term of the Loan.  Borrower shall notify Lender promptly of Borrower’s actual knowledge that the representations and warranties in Section 4.1(l) of this Loan Agreement may no longer be accurate or that any other violation of the foregoing Requirements of Law has occurred or is being investigated by Governmental Authorities.  In connection with such an event, Borrower shall comply with all Requirements of Law and directives of Governmental Authorities and, at Lender’s request, provide to Lender copies of all notices, reports and other communications exchanged with, or received from, Governmental Authorities relating to such event.  Borrower shall also reimburse Lender for any expense incurred by Lender in evaluating the effect of such an event on the Loan and Lender’s interest in the collateral for the Loan, in obtaining any necessary license from Governmental Authorities as may be necessary for Lender to enforce its rights under the Loan Documents, and in complying with all Requirements of Law applicable to Lender as the result of the existence of such an event and for any penalties or fines imposed upon Lender as a result thereof.

5.23        Single Purpose Entity.  In connection with the effectiveness of Borrower’s plan of reorganization in the Current Bankruptcy, and subject to Borrower’s receipt of all necessary regulatory and other approvals, Borrower covenants and agrees to use its commercially reasonable efforts to cause the Property to be transferred to a “single purpose entity” (“SPE”) and to cause such SPE to comply with customary “single purpose entity” covenants, including, without limitation, corporate governance provisions, rating agency requirements, and the assignment of any applicable property management agreement.

VI.

DEFAULTS

6.1          Events of Default.  Any of the following events shall constitute an “Event of Default” under this Agreement:

(a)              Borrower shall default in the payment of principal due according to the terms hereof or of the Note.

(b)              Borrower shall default in the payment of interest on the disbursement of the Loan Amount made by Lender, or in the payment of fees or other amounts payable to Lender, hereunder, under the Note or under any of the other Loan Documents, and such default is not cured within five (5) days after receipt of written notice from Lender.

(c)              Borrower shall fail to perform or observe any obligation or covenant (other than those obligations and covenants described in subparagraphs (a) and (b), above, or otherwise set forth in subparagraphs (d) through (p), below, of this Section 6.1) under this Agreement or any other Loan Document within thirty (30) days after receipt of written notice that such obligation was not performed; provided that, if cure cannot reasonably be effected within such 30-day period, such failure shall not be an Event of Default hereunder so long as Borrower commences cure within such 30-day period, and thereafter diligently prosecutes such cure to completion; and provided further, however, that notwithstanding the 30-day cure period or extended cure period described above in this subparagraph (c), if a different notice or cure period is specified under any Loan Document or under any provision of the Loan Documents as to any such failure or breach, the specific Loan Document or provision shall control, and Borrower shall have no more time to cure the failure or breach than is allowed under the specific Loan Document or provision as to such failure or breach.

(d)              Any representation or warranty made by Borrower in this Agreement, in any of the other Loan Documents, or in any certificate or document furnished under the terms of this Agreement or in connection with the Loan, shall be untrue or incomplete in any material respect when made.

(e)              An event of default, after the expiration of any applicable notice and/or cure period provided thereunder, shall exist under the terms of any other credit facility or other agreement now or hereafter existing between Borrower and Lender or JHA West 16, LLC, and/or between any other Affiliate of Borrower and Lender or JHA West 16, LLC.

(f)               A default shall exist under the terms of Borrower’s formation documents.

(g)              The Environmental Indemnity, at any time and for any reason ceases to be in full force and effect, or Borrower contests or denies the validity or enforceability of the Environmental Indemnity, or gives notice to Lender to such effect, or otherwise attempts to revoke or repudiate any of the foregoing as to any existing or future obligations.

(h)              Borrower shall fail to maintain insurance as required by the Deed of Trust or shall fail to furnish to Lender proof of payment of all premiums for such insurance.

(i)               A transfer, encumbrance, lien, change of ownership or other action or occurrence prohibited by the Deed of Trust shall occur.

(j)               Lender fails to have an enforceable lien on or security interest in any property or Collateral given as security for the Loan.

(k)             If Borrower shall (i) make an assignment for the benefit of creditors; (ii) generally not be paying its debts as they become due; or (iii) admit in writing its inability to pay its debts as they become due;

(l)               Other than with respect to the Current Bankruptcy, if (i) Borrower shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors (A) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against Borrower any case, proceeding or other action of a nature referred to in clause (i) above by any party other than Lender which (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (iii) there shall be commenced against Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or (iv) Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above;

(m)             Any judgment for monetary damages is entered against Borrower which, in Lender’s sole judgment, has a Material Adverse Effect or is not covered to Lender’s satisfaction by collectible insurance proceeds;

(n)              If a Transfer, other than a Permitted Transfer, occurs without Lender’s prior written consent or in violation of the terms of Lender’s consent; or

6.2          Rights and Remedies.  Upon the occurrence and during the continuance of an event of default, unless such event of default is subsequently waived in writing by Lender, Lender shall be entitled, at the option of Lender, to exercise any or all of the following rights and remedies, consecutively or simultaneously, and in any order:

(a)              Lender may declare the entire unpaid principal balance of the Loan Amount to be immediately due and payable, together with accrued and unpaid interest on such advances, without notice to or demand on Borrower.

(b)              Lender may exercise any or all remedies specified herein and in the other Loan Documents, including (without limiting the generality of the foregoing) the right to foreclose the Deed of Trust, and/or any other remedies which it may have therefor at law, in equity or under statute.

(c)              Lender may cure the event of default on behalf of Borrower, and, in doing so, may enter upon the Property, and may expend such sums as it may deem desirable, including attorneys’ fees, even though causing the Loan to exceed the face amount of the Note, shall bear interest at the Default Rate and shall be payable by Borrower on demand.

VII.

RESERVED

VIII.

MISCELLANEOUS

8.1          Binding Effect; Waivers; Cumulative Rights and Remedies.  The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, legal representatives, successors and assigns; provided, however, that neither this Agreement nor the proceeds of the Loan may be assigned by Borrower voluntarily, by operation of law or otherwise, without the prior written consent of Lender, in Lender’s sole discretion.  No delay on the part of Lender in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder constitute such a waiver or exhaust the same, all of which shall be continuing.  The rights and remedies of Lender specified in this Agreement shall be in addition to, and not exclusive of, any other rights and remedies which Lender would otherwise have at law, in equity or by statute, and all such rights and remedies, together with Lender’s rights and remedies under the other Loan Documents, are cumulative and may be exercised individually, concurrently, successively and in any order.

8.2          Survival.  All agreements, representations and warranties made in this Agreement or any other Loan Document shall survive the execution of this Agreement, the making of the advances by Lender, and the execution of the other Loan Documents, and shall continue until Lender receives payment in full of all indebtedness of Borrower incurred under this Agreement and under the other Loan Documents.

8.3          Governing Law; Waiver of Jury Trial.  This Agreement, the rights of the parties hereunder and the interpretation hereof shall be governed by, and construed in accordance with, the internal laws of the State of California, in all respects.  Borrower hereby waives any right to a trial by jury in any action relating to the Loan and/or the Loan Documents.

8.4          Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute a single Agreement.

8.5          Notices.  Any notice required or permitted to be given by either party hereto to the other under the terms of this Agreement, or documents related hereto, shall be deemed to have been given on the date the same is deposited in the United States Mail, registered or certified, return receipt requested, postage prepaid, addressed to the party to which the notice is to be given at the address set forth opposite its name below, or at any other address specified in a notice given by such party to the other not less than ten (10) days prior to the effective date of the address change.

8.6          Costs and Expenses; Indemnification; Reimbursement.

(a)              Upon the closing and funding of the Loan, Borrower shall pay (i) all taxes and assessments and all reasonable out-of-pocket expenses, charges, costs and fees provided for in this Agreement, and (ii) all reasonable out of pocket expenses incurred by Lender (including the reasonable out-of-pocket fees, charges and disbursements of any counsel for Lender), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, and (iii) a loan fee to Lender in the amount of one percent (1%) of the original principal balance of the Loan (which shall be paid out of Loan proceeds).

(b)              Borrower shall indemnify Lender (hereinafter, “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or Indemnitor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Loan transactions, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or Indemnitor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)              The obligations on the part of Borrower under this Section 7.6 shall survive the closing of the Loan and the repayment thereof.

8.7          No Third Party Reliance.  No third party shall be entitled to rely upon this Agreement or to have any of the benefits of Lender’s interest hereunder, unless such third party is an express assignee of all or a portion of Lender’s interest hereunder.

8.8          Sale of Loan or Participations.  Lender may at any time sell, transfer, syndicate, grant participations in or otherwise dispose of any portion of the Loan (each such interest so disposed of being herein called a “Transferred Interest”) to banks, insurance companies or other financial institutions (hereinafter called “Transferees”), pursuant to such transfer agreements, co-lender agreements, participations agreements and/or agency agreements into which Lender and its Transferees may enter and by which Borrower shall agree in writing to recognize.  In addition, Lender may, at any time and from time to time, in its ordinary course of business and in accordance with applicable law, (i) assign an undivided interest in the Loan to an Affiliate of Lender or to a successor entity by reason of any merger affecting Lender, or (ii) pledge or assign the same to any Federal Reserve Bank in accordance with applicable law.  At the request of Lender, in the event of any such sale, assignment, transfer or syndication, Borrower shall execute separate new Notes to the Assignor and its assignee, in the amounts of their respective interests in the Loan after said assignment, and shall deliver the same to the assignor and the assignee, in exchange for the assignor’s existing Note.  All such separate new Notes shall be entitled to all the rights and benefits accorded to the Note under the terms of the Loan Documents.  No such assignment shall be binding upon Borrower until Lender gives written notice thereof to Borrower.  Lender may divulge all information relating to Borrower or the Property which Lender has to any actual or potential Transferee, and Borrower shall cooperate with Lender in connection with the transfer.  Borrower agrees that each Transferee shall be entitled to the benefits hereof with respect to its Transferred Interest and that each Transferee may exercise any and all rights of banker’s lien, setoff and counterclaim as if such Transferee were a direct lender to Borrower.  If Lender makes any assignment to a Transferee, then upon notice to Borrower such Transferee, to the extent of such assignment (unless otherwise provided therein), shall become a lender hereunder and shall have all the rights and obligations of Lender hereunder, and Lender shall be released from its duties and obligations under this agreement to the extent of such assignment.

So long as (and only so long as) no event of default then exists at the time of a disposition of a Transferred Interest, confidential information regarding Borrower given to such Transferees shall be kept confidential except to the extent such Transferee is required to disclose such information by reason of any applicable law or regulation.

8.9          Arrangement by Brokers.  Borrower acknowledges and agrees that this Loan and the transaction contemplated hereby has been made or arranged by the Brokers as described in Section 1916.1 of the California Civil Code, and as such, this transaction is exempt from Section 1 of Article XV of the California Constitution.

8.10        Recourse.  Upon an event of default, Lender will look solely to the Property for the repayment of the Loan and will not enforce or seek a judgment against Borrower; provided, however, Borrower shall be personally liable to Lender for: (i) fraud or intentional misrepresentation in connection with the execution and the delivery of this Agreement, or the other Loan Documents; (ii) Borrower’s misapplication or misappropriation of rents received by Borrower after the occurrence of a default or event of default; (iii) Borrower’s misapplication or misappropriation of security deposits or rents collected more than thirty (30) days in advance; (iv) Borrower’s misapplication or the misappropriation of insurance proceeds or condemnation awards; (v) Borrower’s failure to pay prior to delinquency any Impositions (as defined in the Deed of Trust) (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Lender), charges for labor or materials or other charges that can create liens on the Property; (vi) Borrower’s failure to return or to reimburse Lender for all Collateral taken from the Property by or on behalf of Borrower and not replaced with Collateral of the same utility and of the same or greater value in violation of the terms of the Loan Documents; (vii) any act of intentional waste or arson by Borrower or any affiliate thereof with respect to the Property; or (viii) Borrower’s failure to comply with the provisions of Section 1.12 of the Deed of Trust.

8.11        Time of the Essence.  Time is of the essence hereof with respect to the dates, terms and conditions of this Agreement.

8.12        Entire Agreement; No Oral Modifications.  This Agreement, the other Loan Documents and the other documents mentioned herein and executed as of the date hereof set forth the entire agreement of the parties with respect to the Loan and supersede all prior written or oral understandings and agreements with respect thereto.  No modification or waiver of any provision of this Agreement shall be effective unless set forth in writing and signed by the parties hereto.

8.13        Captions.  The headings or captions of the Articles and Sections set forth herein are for convenience only, are not a part of this Agreement and are not to be considered in interpreting this Agreement.

8.14        Joint and Several Liability.  If Borrower consists of more than one (1) individual and/or entity, each of said individuals and/or entities shall be jointly and severally liable for each covenant, agreement, representation and warranty of Borrower hereunder.

8.15        Borrower-Lender Relationship.  The relationship between Borrower and Lender created hereby and by the other Loan Documents shall be that of a borrower and a lender only, and in no event shall Lender be deemed to be a partner of, or a joint venturer with, Borrower.

8.16        Benefit of Lender.  The rights of the Lender under the Loan Documents are for the benefit of Lender solely in its capacity as a lender in connection with the Loan and are not intended to benefit the Lender in its capacity as the “Buyer” under the Option Agreement.

8.17        Reserved.

8.18        Pledge of Accounts.  Borrower shall grant to Lender a perfected security interest in the Accounts as additional security for the Loan.  Upon the occurrence of an Event of Default hereunder, Lender shall be entitled to foreclose upon Borrower’s interest in the Accounts either before, after or together with the foreclosure of the Deed of Trust.  Upon any such foreclosure, all amounts contained in the Accounts shall be applied to reduce the balance of Loan Amount.  On or prior to the Closing Date, Lender, Borrower and the financial institutions maintaining the Accounts shall enter into “control agreements” for the purpose of perfecting the security interests in the Accounts as provided under the UCC.

8.19        Prohibition Against Transfers.  Borrower shall not permit any Transfer to be undertaken or cause any Transfer to occur, other than a Permitted Transfer.  Any Transfer made in violation of this Loan Agreement shall be void.

8.20        Lender Approval.  Lender’s decision to approve any Transfer proposed by Borrower shall be made in Lender’s sole discretion and Lender shall not be obligated to approve any Transfer.

8.21        Personal Property Financings.  Lender hereby agrees that Borrower shall be permitted to secure financings and grant liens on the Collateral but not on the Land and Improvements to other lenders.  Lender agrees to subordinate its lien on the Collateral to such other liens in order to facilitate such financings; provided, however, the terms of such financings shall be commercially reasonable.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Address:	“BORROWER”

Brotman Medical Center Inc.	BROTMAN MEDICAL CENTER INC.,
3828 Delmas Terrace	a California corporation, debtor-in-possession
Culver City, California 90231
Attn: Stanley Otake, CEO
	By:	/s/ Stanley Otake
	Name:	Stanley Otake
	Its:	Chief Executive Officer

Address:	“LENDER”

JHA East 7, LLC	JHA EAST 7, LLC,
c/o Jewish Home for the Aging	a Delaware limited liability company
7150 Tampa Avenue
Reseda, California 91335
Attention: Loan Administration	By:	/s/ Richard S. Liman
	Name:	Richard S. Liman
	Its:	Manager

EXHIBIT A

Legal Description of Land

PARCEL 1: (APN: 4207-2-27)

LOTS 9 TO 14 INCLUSIVE IN BLOCK 13 OF TRACT 2444, IN THE CITY OF CULVER CITY, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 24 PAGES 5 TO 7, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.  EXCEPT FROM LOT 14, ALL OIL, GAS, MINERALS, HYDROCARBONS AND /OR ASSOCIATED SUBSTANCES IN OR UNDER SAID LOT BELOW A DEPTH OF 500 FEET FROM THE SURFACE THEREOF, BUT WITHOUT THE RIGHT TO ENTER UPON THE SURFACE OF THE TOP 500 FEET OF THE SUBSURFACE OF SAID LOT, AS RESERVED BY ELLA B. OLESON, A WIDOW, IN THE DEED RECORDED February 1, 1963 IN BOOK D-1906 PAGE 919 OFFICIAL RECORDS.

PARCEL (APN: 2407-2-27)

THE SOUTHWESTERLY 5 FEET OF THAT PORTION OF THAT CERTAIN ALLEY NOW VACATED IN BLOCK 13 OF TRACT N0.2444, IN THE CITY OF CULVER CITY, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 24 PAGE 7 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; BOUNDED ON THE SOUTHEAST BY THE SOUTHWESTERLY PROLONGATION OF THE NORTHWESTERLY LIME OF LOT 28 IN BLOCK 13 OF SAID TRACT NO. 2444 AND BOUNDED ON THE NORTHWESTERLY PROLONGATION OF THE NORTHWESTERLY LINE OF LOT 24 IN BLOCK 13 OF SAID TRACT NO. 2444.

APN: 4207-002-027

EXHIBIT B

Additional Required Items Prior to Funding

a.             Proof of Lender’s right to rely upon any environmental report that Borrower (or a predecessor of Borrower) has obtained with respect to the Property.

b.             A Phase I Environmental Site Assessment shall be required, at no cost to Lender.  Lender reserves the right to require a more extensive environmental audit at Lender’s sole cost and expense.

c.             Copy of all organizational documents for the Borrower.

d.             Preliminary title report and all associated documents prior to loan closing.  Title insurance policy containing all required endorsements at closing.

e.             Current financial statements for the Borrower.

f.              UCC Lien Search.

SCHEDULE 2.1(h)

[Liabilities/Litigation]

None.